Exhibit 1.1.

PLACEMENT AGENT AGREEMENT

THIS PLACEMENT AGENT AGREEMENT (the “Agreement”) is entered into as of ______ ___, 2005, by and between Vincera, Inc., a Delaware corporation (the “Company”), and Fifth Street Capital LLC, a limited liability company (the “Placement Agent”)

1.

Terms of Engagement.  The Company engages the Placement Agent in connection with the proposed offering of certain of its securities to the public (the “Offering”) as follows:

(a)

The Company engages the Placement Agent as the sole and exclusive selling agent of the Company for the purposes of finding purchasers for a minimum of 9,722,223 shares of the Company’s common stock (the “Common Stock”) on an “all or none” basis and a maximum of 20,138,889 shares of Common Stock on a “best efforts” basis in a registered offering (the “Offering”) on a Registration Statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).  The purchase price for the Common Stock (the “Shares”) shall be $0.36 per share.  The Shares are more fully described in the Registration Statement and the Prospectus referred to below.

(b)

The Placement Agent will commence sale of the Shares on the date (“Effective Date”) of the Registration Statement becomes the effective with the Securities and Exchange Commission (the “Commission”) until the termination of the Offering pursuant to the terms of this Agreement.

(c)

Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Placement Agent accepts such appointment and agrees to use its best efforts to find prospective purchasers for the Shares in accordance with the terms and conditions of this Agreement.

(d)

The Placement Agent is hereby authorized to engage, at the Placement Agent's option, the services of other broker-dealers who are members of the National Association of Securities Dealers, Inc. (“NASD”) to assist the Placement Agent (“Placement Agent Syndicate Members”) in soliciting subscribers and to remit to such broker-dealers the commissions payable to the Placement Agent hereunder as the Placement Agent shall determine.  In such event, all arrangements as to compensation of other such Placement Agent Syndicate Members shall be determined by Placement Agent and shall be chargeable against the compensation due to Placement Agent from the Company.  The Company shall be advised of and shall have the right to approve any other Placement Agent Syndicate Members.

2.

Representations and Warranties of the Company.  The Company represents and warrants to, and covenants and agrees with, the Placement Agent, as of the date hereof and as of the Closing Date and any Subsequent Closing Date (as defined hereafter), if any, that:

(a)

The Company has filed with the Commission a Registration Statement on Form SB-2 (SEC File No. 333-120676) including any related preliminary prospectus (each a “Preliminary Prospectus”), for the registration of the offer and sale of the Shares under the Act, which registration statement and any amendment or amendments have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the

Commission under the Act. Following execution of this Agreement, the Company will promptly file (i) if the Registration Statement has been declared effective by the Commission a Prospectus under Rule 424(b) under the Act, in form satisfactory to the Placement Agent, or (ii) in the event the Registration Statement has not been declared effective, a further amendment to said registration statement in the form heretofore delivered to the Placement Agent and will not, before the registration statement becomes effective, file any other amendment thereto unless the Placement Agent shall have consented thereto after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof is hereinafter called the “Registration Statement” and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the “Prospectus.” For purposes hereof, “Rules and Regulations” mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable.

(b)

Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or Prospectus or any part thereof and no proceedings for a stop order have been instituted or are pending or, to the best knowledge of the Company, threatened. Each of the Preliminary Prospectus, the Registration Statement and the Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and the Rules and Regulations, and neither the Preliminary Prospectus, the Registration Statement nor the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent by or on behalf of the Placement Agent expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus.

(c)

When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date and each Subsequent Closing Date and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Placement Agent or any Placement Agent Syndicate Members, the Registration Statement and the Prospectus will contain all material statements which are required to be stated therein in compliance with the Act and the Rules and Regulations, and will in all material respects conform to the requirements of the Act and the Rules and Regulations; neither the Registration Statement, nor any amendment thereto, at the time the Registration Statement or such amendment is declared effective under the Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus at the time the Registration Statement becomes effective, at the Closing Date and at any Subsequent Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information supplied to the Company in writing by or on behalf of the Placement Agent expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

(d)

The Company is a Corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the power and authority to carry on its business as conducted or proposed to be conducted by it and to hold title to its property, which business and property as described in the Prospectus.

(e)

The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption “Capitalization” and will have the adjusted capitalization set forth therein on the Closing Date and the Subsequent Closing Date, if any, based upon the assumptions set forth therein. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for the Company to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as otherwise described in the Prospectus. The sale of the Shares has been duly and validly authorized by the Company.  The Shares and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company, or similar contractual rights granted by the Company to subscribe for or purchase securities.

(f)

The financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present in all material respects the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. Other than as described in the Prospectus, there has been no material adverse change or, to the Company’s knowledge, development involving a prospective change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business, or results of operation of the Company, whether or not arising in the ordinary course of business, since the dates of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company, conform in all material respects to the descriptions thereof contained in the Registration Statement and in the Prospectus.

(g)

The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided herein; and this Agreement has been duly authorized, executed and delivered by the Company. The Agreement constitutes a legally valid and binding agreement of the Company, subject to due authorization, execution and delivery by the Placement Agent, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors, rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

(h)

The Company is not aware of any violation in any material respect of any domestic or foreign laws, ordinances or governmental rules or regulations to which it is subject.

(i)

The Company has not incurred any liability and there are no arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any of its officers, directors, employees or affiliates that may adversely affect the Placement Agent's compensation, as determined by the NASD.

(j)

Except as set forth in the Prospectus under “Certain Transactions”, there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, or principal shareholder of the Company, or any affiliate or associate of any such person or entity that are required to be disclosed in the Prospectus.

(k)

Except as set forth in the Prospectus, there are no material actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against or affecting the Company that are required to be disclosed in the Prospectus.

(l)

The Company's execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under (i) the Company's certificate of incorporation or by-laws, (ii) any material agreement, indenture or instrument by which the Company is bound, or (iii) to the Company’s knowledge, any material law, administrative regulation or court decree.

(m)

It is the Company’s present intention to utilize the proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus.  Further, the Company has no present intention to make any material changes in its business as it is described in the Prospectus.

(n)

On the date hereof, at the Closing Date and as of each Subsequent Closing Date, the Company is not or will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o)

Any written or oral information provided to prospective purchasers of Shares by authorized representatives of the Company other than the Placement Agent (“Authorized Persons”) will not contain any untrue statement of a material fact or, when taken together with the information set forth in the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(p)

The Company agrees to indemnify the Placement Agent with respect to any claim for finder's fees made by persons other than the Placement Agent or Placement Agent

Syndicate Members in connection with the Offering.  No director or principal shareholder of the Company is a member of a broker-dealer registered with the NASD or an employee or associated member of a broker-dealer registered with the NASD.

3.

Representations and Warranties of the Placement Agent.  The Placement Agent hereby represents and warrants to, and covenants and agrees with, the Company, as of the date hereof, that:

(a)

This Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the valid, binding and enforceable agreement of the Placement Agent, except to the extent that (i) such enforcement may be subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either federal or state law) in the context of the offer or sale of securities.

(b)

The Placement Agent's execution and delivery of this Agreement, and the performance of its obligations hereunder, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, its articles of organization or operating agreement, any agreement or instrument to which it is a party or by which it is bound, or any judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to Placement Agent.

(c)

The Placement Agent is (i) a broker-dealer duly registered pursuant to the provisions of the Exchange Act; (ii) a member in good standing of the NASD; and (iii) duly registered as a broker-dealer under the applicable statutes and regulations of each state in which the Shares will be offered and sold, except such states in which the Placement Agent is exempt from registration or such registration is not otherwise required.

(d)

Placement Agent and each of its employees and representatives who shall perform any of the services required hereunder to be performed by Placement Agent shall be duly authorized and shall have all licenses, approvals and permits necessary, to perform such services contemplated by this Agreement, and Placement Agent is a registered selling Placement Agent in the jurisdictions in which the Shares are to be offered for sale by Placement Agent and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares by the Placement Agent.

(e)

There is not now pending nor, to Placement Agent's knowledge, threatened against Placement Agent any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Placement Agent's activities as a broker-dealer.

(f)

With respect to its participation in the offer and sale of the Shares in the offering, the Placement Agent agrees to comply and shall comply with any applicable requirements of the Act, the Exchange Act, and the published rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, and the Rules of the

NASD, specifically including, but not in any way limited to, Rules 2440, 2730, 2740, and 2750 therein. In particular, the Placement Agent agrees to handle any funds received for the purchase of Shares in accordance with Rule 15c2-4 promulgated under the Exchange Act. In addition, the Placement Agent shall, in accordance with applicable law or as prescribed by any state securities administrator, provide to any prospective investor copies of any prescribed document that is part of the Registration Statement.

(g)

In offering the Shares for sale, the Placement Agent shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided to you for such purpose by the Company.

(h)

The Placement Agent shall solicit purchases of the Shares only in the jurisdictions in which the Placement Agent is legally qualified to so act and in which the Company has advised it that such solicitations can be made.

(i)

The information contained in the Prospectus relating to the Placement Agent does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)

Any written or oral information provided to prospective purchasers of Shares by authorized representatives of the Placement Agent or Placement Agent Syndicate Members will not contain any untrue statement of a material fact or, when taken together with the information set forth in the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)

The Placement Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, with the limited liability company power and authority to conduct its business, to execute and deliver this Agreement, and to perform the obligations contemplated herein.  The Placement Agent is an "accredited investor," as such term is defined in Regulation D promulgated under the Act.

(l)

All requisite authorizations, approvals or orders from any court or any governmental or regulatory official or body necessary for the consummation by the Placement Agent of the transactions contemplated by this Agreement will have been obtained or are in the process of being applied for prior to the Closing Date

4.

Closing Dates.

(a)

The Company will hold the closing of this Offering (the “First Closing”) at any time in its discretion on or before one hundred eighty (180) days after the Effective Date and upon receipt of at least 9,722,223 shares subscribed in accordance with Section 1 above.  Thereafter, the Offering will be sold until the Final Closing, which will occur on the earlier of one hundred twenty (120) days after the First Closing or the sale of the maximum placement, as described in the following paragraph (the “Final Closing”).  The First Closing and Final Closing  are each referred to as a “Closing.”

(b)

The time limit for the minimum placement of 9,722,223 shares shall be one hundred eighty (180) days after the Effective Date (the “Minimum Offering Period”).  If the minimum has not been reached within the Minimum Offering Period either party may terminate this Agreement by written notice to the other party.  Upon completion of the minimum placement within the Minimum Offering Period, Placement Agent shall have up to the date of the Final Closing in which to complete the maximum placement, which shall be 20,138,889 shares.  If by mutual consent, any of the above time periods may be extended or shortened.

5.

Compensation.

(a)

For the services of the Placement Agent in soliciting and obtaining purchasers of the Shares, the Company agrees to pay the Placement Agent (i) a selling commission equal to seven percent (7%) of the aggregate proceeds received from the sale of Shares at each particular Closing (the “Selling Commission”), payable at each particular Closing; (ii) shares of the Company’s common stock equal to one percent (1%) of the Shares sold at each particular Closing, payable at each particular Closing; (iii) Placement Agent warrants entitling Placement Agent or its designees to purchase the number of shares of the Company’s Common Stock equal to seven percent (7%) of the amount of funds raised divided by the initial public offering price per share at each particular Closing (“Placement Agent Warrant”), payable at each particular Closing, which Placement Agent Warrant will be exercisable at the price of the Shares sold in the Offering; and (iv) Market Maker warrants entitling Placement Agent or its designees to purchase the number of shares equal to four percent (4%) of the amount raised, divided by the exercise price per share of $0.594  at each particular Closing (“Market Maker Warrant”), payable at each particular Closing, which Market Maker Warrant will be exercisable at an exercise price of $0.594 per share.

(b)

Placement Agent shall pay $10.00 for each of the Placement Agent Warrant and the Market Maker Warrant.  The Placement Agent Warrant shall have a one-year exercise period and the Market Maker Warrant shall have an 18-month exercise period.  Both the Placement Agent Warrant and Market Maker Warrant shall be restricted from transfer, sale, assignment or hypothecation for a period of 180 days from the effective date of the registration statement.

6.

Covenants. The Company covenants and agrees with the Placement Agent as follows:

(a)

The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Exchange Act: (i) before termination of the offering of the Shares by the Placement Agent which the Placement Agent shall not previously have been advised and furnished with a copy; or (ii) to which the Placement Agent shall have objected; or (iii) which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

(b)

As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Placement Agent and confirm by notice in writing: (i) when the Registration Statement, as amended, becomes effective, and when any post-effective amendment to the Registration Statement becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary

Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution or proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission or regulatory authority shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

(c)

The Company shall file the Prospectus (in form and substance satisfactory to the Placement Agent) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Placement Agent pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifth business day after the effective date of the Registration Statement.

(d)

The Company will give the Placement Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Placement Agent in connection with the Offering of the Shares, which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), will furnish the Placement Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Placement Agent or Placement Agent's legal counsel (“Placement Agent's Counsel”), shall reasonably object.

(e)

The Company shall cooperate in good faith with the Placement Agent, and Placement Agent's Counsel, at or prior to the time the Registration Statement becomes effective, in endeavoring to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Placement Agent may reasonably designate, and shall cooperate with the Placement Agent and Placement Agent's Counsel in the making of such applications, and filing such documents and shall furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Placement Agent agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

(f)

During the time when the Prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when the Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Placement Agent's Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Placement Agent promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be reasonably satisfactory to Placement Agent's Counsel, and the Company will furnish to the Placement Agent a reasonable number of copies of such amendment or supplement.

(g)

The Company agrees that for at least one year after the date on which it becomes subject to the periodic reporting requirements under the Exchange Act, the Company will timely file with the Commission all current and periodic reports as required by the Exchange Act, including all rules and regulations promulgated thereunder, unless the Company is a party to any change in control transaction.  The Company, upon request of Placement Agent, will promptly, upon becoming eligible, apply for listing on the American Stock Exchange ("ASE"), or if the Company is not eligible for ASE, on the NASD Automatic Quotation System, if it is eligible. The Company shall obtain a CUSIP number for its common stock and shall maintain a transfer agent reasonably acceptable to Placement Agent.

(h)

The Company, at Company expense, shall establish an escrow account which fulfills Agent’s obligations as promulgated under Rule 15(c)2-4 of the Exchange Act.  Such escrow account may be established at Compass Bank, or such other mutually acceptable national bank or as such other place as may be agreed upon.

(i)

The Company agrees to furnish, at Company’s sole expense, to Placement Agent throughout the life of the Placement Agent Warrant and the Market Maker Warrant, all filings with state and federal securities regulatory bodies, including without limitation all documents filed with the Commission, any exchange upon which the Company’s securities are listed in any state and copies of all other documents, reports and information furnished by the Company to its stockholders.  The furnishing of such reports shall not be characterized as additional compensation.

(j)

The Company shall be required to use its best efforts to keep the Registration Statement continuously effective (including through the filing of any required post-effective amendments) until the earlier to occur of (i) the date after which all of the Shares registered thereunder shall have been sold and (ii) the date all Shares registered thereunder may immediately be sold under Rule 144 promulgated under the Act.

7.

Payment of Expenses. The Company hereby agrees to pay on each of Closing Date and the Subsequent Closing Date (to the extent not paid at the Closing Date) expenses and fees including, without limitation:

(a)

the fees and expenses of accountants and counsel for the Company;

(b)

all costs and expenses incurred in connection with the  duplication, mailing, printing and filing of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery of this Agreement, any Escrow Agreement, and related documents, including the cost of all copies thereof and of the Preliminary Prospectus and of the Prospectus and any amendments thereof or supplements thereto supplied to the Placement Agent in quantities as hereinabove stated;

(c)

the printing, engraving, issuance and delivery of the Shares including any transfer or other taxes payable thereon;

(d)

disbursements and fees in connection with the qualification of the Shares under state or foreign securities or “Blue Sky” laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the “Preliminary Blue Sky Memorandum,” the “Supplemental Blue Sky Memorandum” and “Legal Investments Survey,” if any; and

(e)

the fees payable to the NASD; and

(f)

an amount not to exceed $75,000 for the reimbursement of any costs or expenses incurred by Placement Agent in connection with the transactions contemplated hereby, which the Company has already paid to the Placement Agent.

8.

Conditions of the Placement Agent's Obligations. The obligations of the Placement Agent hereunder shall be subject to the continuing accuracy in all material respects of the representations and warranties of the Company herein as of the Closing Date and each Subsequent Closing Date, if any, as if they had been made on and as of the Closing Date or each Subsequent Closing Date, as the case may be; the accuracy on and as of the Closing Date or Subsequent Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Subsequent Closing Date, if any, of each of its material covenants and obligations hereunder and to the following further conditions:

(a)

The Registration Statement shall have be declared effective by the Commission not later than 5:30 P.M., New York, New York time, on _______________, 2005 or such later date and time as shall be consented to in writing by the Placement Agent, and, at Closing Date and each Subsequent Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated to the knowledge of the Company by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Placement Agent's Counsel.

(b)

The Placement Agent shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Placement Agent's opinion, and the opinion of its counsel is material or omits to state a fact which, in the Placement Agent's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Placement Agent's reasonable opinion, or the opinion of its counsel is material, or omits to state a fact which, in the Placement Agent's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)

On each of Closing Date and Subsequent Closing Date, if any, there shall have been duly tendered to the Placement Agent for its accounts the appropriate number of Shares against payment therefore.

(d)

No order suspending the sale of the Shares in any jurisdiction designated by the Placement Agent pursuant to subsection (e) of Section 6 hereof shall have been issued on either the Closing Date or the Subsequent Closing Date, if any, and no proceedings for that purpose shall have been instituted or to its knowledge or that of the Company shall be contemplated.

(e)

If any condition to the Placement Agent's obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Subsequent Closing Date, as the case may be, is not so fulfilled, the Placement Agent may terminate this Agreement or, if the Placement Agent so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

9.

Further Agreements of the Placement Agent.

(a)

The Placement Agent agrees (on behalf of itself and the other Placement Agent Syndicate Members) that it will accept subscriptions only from investors who have received a copy of the Prospectus.  The Placement Agent agrees (on behalf of itself and the other Placement Agent Syndicate Members) not to publish, circulate or use any other advertisement or solicitation material without the prior written approval of the Company or otherwise conduct the offering in a manner which would be deemed to be a public offering where this would violate any federal or state securities laws applicable to the Offering.

(b)

The Placement Agent agrees (on behalf of itself and the other Placement Agent Syndicate Members) to solicit purchasers only in the states and other jurisdictions that such solicitation can be made in accordance with any limitations described therein and in the states and jurisdictions in which the Placement Agent (or any Placement Agent Syndicate Members) is licensed or qualified to make offers and sales of the Shares.  The Placement Agent agrees (on behalf of itself and the other Placement Agent Syndicate Members) not to make offers and sales to residents of foreign countries.

(c)

The Placement Agent (on behalf of itself and the other Placement Agent Syndicate Members) agrees to keep confidential and not provide any information to prospective purchasers of Shares or other persons not contained in the Prospectus or publicly disclosed and available.

10.

Indemnification.

(a)

The Company agrees to indemnify and hold harmless Placement Agent and each person who controls Placement Agent within the meaning of the Act (collectively, the “Placement Agent Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred by such Placement Agent Indemnified Party in connection with investigating or defending any such claim, liability or action), to which such Placement Agent Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Prospectus or any amendment or supplement thereof or thereto, as applicable, or (B) in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); (ii) the omission or alleged omission to state in the Prospectus or any amendment or supplement thereof or thereto, as applicable, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of the Company under this Agreement, or from any misrepresentation in or omission from any certificate, agreement, schedule, statement, document or instrument furnished to the Placement Agent pursuant hereto; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (x) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use with reference to the Placement Agent in the preparation of the Prospectus or any such Blue Sky Application or any such amendments or supplements thereto or (y) is primarily the result of the Placement Agent’s willful misconduct or gross negligence.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)

The Placement Agent agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and representatives (collectively, the “Company Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending any such claim, liability or action), to which such Company Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained based upon written information supplied by the Placement Agent regarding the Placement Agent (A) in the Prospectus or any amendment or supplement thereof or thereto, as applicable, regarding the Placement Agent or (B) in any Blue Sky Application; (ii) the omission or alleged omission to state in the Prospectus or any amendment or supplement thereof or thereto, as applicable, or in any Blue Sky Application, a material fact regarding the Placement Agent required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of the Placement Agent under this Agreement, or from any misrepresentation in or omission from any certificate, agreement, schedule, statement, document or instrument furnished to the Company pursuant hereto.

(c)

Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying Party will relieve it from any liability under this Section 10 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party.  The indemnifying party shall, upon the request of the indemnified party, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay as incurred the reasonable fees and expenses of such counsel related to such proceeding.  In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances (other than such local counsel as may be employed by counsel to the indemnified parties to render legal advice with respect to the laws of, or legal services in, states or jurisdictions other than those states and jurisdictions in which counsel to the indemnified parties is admitted to practice law.)  In any such proceeding, any indemnified party shall cooperate in the defense and shall have the right to retain its own counsel at its own expense.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.  In the event that the indemnified party assumes the defense of such action or proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any defense, compromise or settlement and will cooperate and consult with the indemnifying party and its counsel in connection therewith.  No indemnifying party will enter into any comprise or settlement of any claim or action without the consent of the indemnified party.  Likewise, No indemnified party will enter into any comprise or settlement of any claim or action without the consent of the indemnifying party.

11.

Effective Date. This Agreement shall become effective concurrent with the Registration Statement becoming effective.

12.

Term.  The term of this Agreement shall be six months from the execution hereof, unless extended by the mutual agreement of the parties.

13.

Termination.

(a)

The Placement Agent shall have the right to terminate this Agreement: (i) if any calamitous domestic or international event or act or occurrence has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt general securities markets in the United States; or (ii) if the United States shall have become involved in a war or major hostilities (excluding current hostilities); or (iii) if a banking moratorium has been declared by a Texas state or federal authority; or (iv) if a moratorium in foreign exchange trading has been declared; or if the Company shall have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; or (v) if there shall have been such material adverse change in the conditions or prospects of the Company, involving a change not contemplated by the Registration Statement, or (vi) if there shall have been such material adverse general market conditions as in the Placement Agent's reasonable judgment would make it inadvisable to proceed with the Offering, sale or delivery of the Shares.

(b)

Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Section 12 hereof and this Section 13), and whether or not this Agreement is otherwise carried out, the provisions of Section 6(b) shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

(c)

The Company may terminate the Placement Agent's agency hereunder immediately upon written notice to the Placement Agent in the event of the Placement Agent's failure to perform its obligations hereunder in any material respect, upon the Placement Agent's material breach of any of its representations and warranties contained herein or upon the Placement Agent's gross negligence or willful misconduct. Either party may terminate the Agreement upon thirty (30) days written notice to the other party.

14.

Survival of Indemnities, Warranties and Representations.  The respective indemnity agreements of the Company and Placement Agent contained in Section 9 hereof, and the representations and warranties of the Company and Placement Agent set forth herein, will remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Company or Placement Agent, and will survive the delivery of and payment for the Shares, and any successor of the Placement Agent or  the Company or of any such controlling person or any legal representative of any such controlling person, as the case may be, will be entitled to the benefit of the respective indemnity agreements.

15.

Default by the Company. If the Company shall fail at the Closing Date or any Subsequent Closing Date, as applicable, to sell and deliver the number of Shares which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Subsequent Shares to be purchased on an Subsequent Closing Date, the Placement Agent may, at the Placement Agent's option, by notice from the Placement Agent to the Company, terminate the Placement Agent's obligations under this Agreement. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

16.

Credit.  Upon Closing of any Offering, Placement Agent may, at its own expense, place announcements in financial and other newspapers and periodicals (such as customary “tombstone” advertisement) describing its services in connection therewith.  Notwithstanding, Placement Agent is hereby authorized to include the Company on its publicly disclosed list of clients.

17.

Notice.  Any notice or demand required or permitted under this Agreement shall be in writing delivered by means of facsimile transmission with a copy thereof sent by a nationally-recognized overnight courier service (for next business day delivery), which facsimile and overnight delivery envelope shall be transmitted or addressed, as the case may be, as follows:

(i)

If to the Company:

Vincera, Inc.

611 South Congress Avenue, Suite 350

Austin, Texas 78704

Fax: (630) 214-8824

Attn: David R. Malmstedt

dave@vincera.com

(ii)

If to Placement Agent:

Fifth Street Capital, LLC

[address]

Austin, Texas 78701

Fax: (512)

Attn: Kyle Holland

kholland@fifthcap.com

Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Note if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a non-electronic form.  Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.  Any party receiving Electronic Notice may request and shall be entitled to receive notice on paper, in a non-electronic form (“Non-Electronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Non-Electronic Notice.

18.

Persons Entitled to Benefit of Agreement.  This Agreement is made solely for the benefit of Placement Agent, the Company and the indemnified parties referred to in Section 10 hereof, and their respective successors and assigns, and no other person will acquire or have any right by virtue or this Agreement, and the term “successors and assigns,” as used in this Agreement, will not include any Purchaser.

19.

Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to conflict of laws.

20.

Venue.  The Company and Placement Agent (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any State Court located in Travis County, Texas, or in the United States District Court for the Western District of Texas, (b) waive any objection such party may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the State of Texas. Each of the Company and the Placement Agent further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such court or courts located within the State of Texas, and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

21.

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

22.

Entire Agreement.  This Agreement, the Engagement Agreement dated as of April 1, 2004, as amended (the “Engagement Agreement”), and the Marketing Agent Agreement dated as of April 1, 2004, as amended (the “Marketing Agent Agreement”), the Expense Agreement dated August 24, 2004 (the “Expense Agreement”) set forth the entire agreement of the Placement Agent and the Company with respect to the subject matter hereof and supersede all other agreements and understandings between or among the Placement Agent and the Company with respect to the subject matter hereof.  To the extent the terms of this Agreement conflict with those of the Engagement Agreement or the Marketing Agent Agreement, the terms of this Agreement shall control.

23.

Headings.  The descriptive headings in this Agreement have been inserted for convenience only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Placement Agent Agreement effective as of the as of the date first set forth above.

Vincera, Inc.

By: _________________________
David R. Malmstedt, President and
Chief Executive Officer

FIFTH STREET CAPITAL, LLC

By:

Kyle Holland, Managing Director